UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 19, 2025

Date of Report (date of earliest event reported)

Bio Green Med Solution, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia 59200

(Address of principal executive offices) (Zip code)

(908) 517-7330

(Registrant’s telephone number, including area code)

Cyclacel Pharmaceuticals, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BGMS	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	BGMSP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Independent Director

On September 19, 2025, Mr. Kwang Fock Chong, an independent director on the Board of Directors (the “Board”) of Bio Green Med Solution Inc. (the “Company”) provided notice of his resignation from the Board. Mr. Chong’s resignation was not the result of any disagreement between Mr. Chong and the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Chong’s departure, he will not be eligible to receive any severance benefits or any performance based bonus compensation for the 2025 partial year.

Appointment of Independent Director

Effective as of September 23, 2025, the Board appointed Ms. Soon Ping (“Zara”) Pappas as an independent director to fill the vacancy.

Ms. Soon Ping (“Zara”) Pappas, aged 34, brings more than 10 years of business and medical management experience to her new role on the Board. As a licensed and registered Occupational Therapy Assistant in the State of New York, Ms. Pappas has worked as a traveling therapist on Long Island, New York since 2023. Prior to that Ms. Pappas worked as an International Marketing Coordinator where she assisted in the planning, execution, and monitoring of international marketing campaigns across digital, print, and social media channels and worked with public relations, events, and operations teams to align international marketing with guest experiences. Ms. Pappas earned an Associate’s Degree in Applied Science from Suffolk Community College (New York) in 2024 (Dean’s List) and a Certificate in Business Studies from Segi College, Kuala Lumpur, Malaysia in 2010. Ms. Pappas is fluent in English, Mandarin, Cantonese, and Bahasa Melayu.

There is no arrangement or understanding pursuant to which Ms. Pappas was appointed to the Board and, further, Ms. Pappas has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board has determined to compensate Ms. Pappas in the amount of $1,000.00 per month for her service on the Board.

Pursuant to Nasdaq Listing Rule 5605(b)(1), a majority of the Board must be comprised of independent directors as defined in Nasdaq Listing Rule 5605(a)(2). Following the appointments of Ms. Pappas, the Board currently consists of five directors of which three are considered independent directors.

Board Approval of Committee Assignments

In connection with the appointment of Ms. Pappas to fill the vacancy created by Mr. Chong, on September 23, 2025, the Board also approved the following committee appointments after a thorough review of the candidate’s background, relevant experience and professional and personal reputation:

●	Audit Committee — Inigo Angel Laurduraj (Chair); Soon Ping (“Zara”) Pappas; and Dr. Satis Waran Nair Krishnan

●	Compensation and Organization Committee — Soon Ping (“Zara”) Pappas (Chair); Inigo Angel Laurduraj; and Dr. Satis Waran Nair Krishnan

●	Nominating and Governance Committee — Dr. Satis Waran Nair Krishnan (Chair), Soon Ping (“Zara”) Pappas and Inigo Angel Laurduraj

The Board also determined that each of Inigo Angel Laurduraj, Dr. Satis Waran Nair Krishnan and Soon Ping (“Zara”) Pappas also satisfy the additional requirements of financial literacy and audit committee independence for audit committee service under the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2025	Bio Green Med Solution, Inc.

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
	Name:	Datuk Dr. Doris Wong Sing Ee
	Title:	Chief Executive Officer and Executive Director